UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 22, 2010

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2010, the Board of Directors (the “Board”) of the general partner of MarkWest Energy Partners, L.P. (the “Partnership”) approved a 2010 senior executive and key employee long-term equity incentive program (the “2010 LTI Program”).  In connection with the 2010 LTI Program, the Board approved performance-based phantom unit grants to the Chief Executive Officer and the other four Named Executive Officers (“NEOs”), as well as to other senior executives and key employees, with performance units subject to vesting in two equal installments on January 31, 2011 and January 31, 2012.  The Compensation Committee and the Board determined that the performance metrics for the vesting of these awards should primarily be based upon the Partnership’s total unitholder return (unit price appreciation and distribution performance) over the three year period prior to the scheduled vesting date, compared to the total unitholder return of an internally developed MLP pipeline peer group that the Partnership considers to be its competitors (the “MLP Pipeline Peer Group”).  Under this performance criterion, the Partnership’s relative total unitholder return over the prior three year period must be in at least the 40th percentile as compared to the internally developed MLP Pipeline Peer Group as a threshold for any of the performance-based phantom units to vest.  Once this threshold has been satisfied, the performance-based units would vest as follows:  50% of each installment of the performance-based phantom units would vest if the Partnership’s relative total unitholder return was in the 40th to 60th percentile as compared to the internally developed MLP Pipeline Peer Group; 75% of each installment of the performance-based phantom units would vest if the Partnership’s relative total unitholder return was in the 60th to 80th percentile as compared to the internally developed MLP Pipeline Peer Group; and 100% of each installment of performance-based phantom units would vest if the Partnership’s relative total unitholder return was in the 80th to 100th percentile as compared to the internally developed MLP Pipeline Peer Group.  However, the Compensation Committee and the Board will retain the discretion to increase or decrease the number of units to vest by up to twenty-five percent (25%) based on other performance factors.  These performance-based phantom units do not include distribution equivalent rights.  The number of performance-based units awarded to the NEOs under this two-year grant consisted of 60,000 phantom units for the Chief Executive Officer and a range of 36,000 to 48,000 phantom units for each of the other four NEOs.

ITEM 7.01   Regulation FD

In accordance with General Instruction B.2 of Form 8-K, the following information in this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  This Current Report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

On April 28, 2010, MarkWest Energy Partners, L.P. (“MarkWest”) plans to first mail to its unitholders its Annual Report to Unitholders for its fiscal year ended December 31, 2009 (the “Annual Report”).  The Annual Report will be available at our website at www.markwest.com.  The first page of the Annual Report sets forth a summary of certain financial and operating data for the past three fiscal years, which includes the Non-GAAP financial measures of Distributable Cash Flow and Adjusted EBITDA.  In addition, the Annual Report includes a Letter to Unitholders from Frank Semple, Chairman of the Board, President and Chief Executive Officer, which contains references to the Non-GAAP financial measures of Distributable Cash Flow and Adjusted EBITDA.  Distributable Cash Flow and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, and should not be considered separately from or as a substitute for net income, income from operations, or cash flow as reflected in our financial statements.  The GAAP measure most directly comparable to Distributable Cash Flow and Adjusted EBITDA is net income.

In general, we define DCF as net income (loss) adjusted for (i) depreciation, amortization, accretion, and other non-cash expense; (ii) amortization of deferred financing costs; (iii) non-cash (earnings) loss from unconsolidated affiliates; (iv) distributions from (contributions to) unconsolidated affiliates (net of affiliate growth capital expenditures); (v) non-cash compensation expense; (vi) non-cash derivative activity; (vii) losses (gains) on the disposal of property, plant, and equipment (“PP&E”) and unconsolidated affiliates; (viii) provision for deferred income taxes; (ix) cash adjustments for non-controlling interest in consolidated subsidiaries; (x) losses (gains) relating to other miscellaneous non-cash amounts affecting net income for the period; and (xi) maintenance capital expenditures. We define Adjusted EBITDA as net income (loss) adjusted for (i) depreciation, amortization, accretion, and other non-cash expense; (ii) interest expense; (iii) amortization of deferred financing costs; (iv) losses (gains) on the disposal of PP&E and unconsolidated affiliates; (v) non-cash derivative activity; (vi) non-cash compensation expense; (vii) provision for income taxes; (viii) adjustments for cash flow from unconsolidated affiliates; (ix) adjustment related to non-wholly owned subsidiaries; and (x) losses (gains) relating to other miscellaneous non-cash amounts affecting net income for the period.

Distributable Cash Flow is a financial performance measure used by management as a key component in the determination of cash distributions paid to unitholders.  We believe distributable cash flow is an important financial measure for unitholders as an indicator of cash return on investment and to evaluate whether the Partnership is generating sufficient cash flow to support quarterly distributions.  In addition, distributable cash flow is commonly used by the investment community because the market value of publicly traded partnerships is based, in part, on distributable cash flow and cash distributions paid to unitholders.

Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of the Partnership’s ongoing business operations.  Additionally, we believe Adjusted EBITDA provides useful information to investors for trending, analyzing, and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures.

The tables below reconcile Distributable Cash Flow and Adjusted EBITDA to net income (loss).

Reconciliation of net income to Distributable Cash Flow (in thousands)

	Year ended December 31,
	2009	2008	2007 (1)

Net (loss) income	$(113,354)	$204,772	$17,199
Depreciation, amortization, impairment, and other non-cash operating expenses	144,410	184,382	64,877
Amortization of deferred financing costs	9,718	8,299	2,717
Non-cash earnings from unconsolidated affiliates	(3,505)	(90)	(5,309)
(Contributions to) distributions from unconsolidated affiliates	(405)	445	10,840
Gain on sale of unconsolidated affiliate	(6,801)	—	—
Starfish partial insurance settlement	546	—	—
Non-cash compensation expense	3,914	14,871	12,960
Non-cash derivative activity	223,564	(263,149)	62,376
Provision for income tax — deferred	(50,088)	53,798	451
Cash adjustment for non-controlling interest of consolidated subsidiaries	(8,141)	3,301	—
Other	23	(1,388)	102
Maintenance capital expenditures (2)	(7,483)	(7,161)	(3,602)
Distributable Cash Flow	$192,398	$198,080	$162,611

(1)

The reconciliation of net income to Distributable Cash Flow for 2007 is based on the net income and results of operations for MarkWest Energy Partners, L.P. prior to the redemption and merger (the “Merger”) with MarkWest Hydrocarbon, Inc. completed on February 21, 2008. See Note 3 to the Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 1, 2010, for further discussion of the Merger. Distributable Cash Flow is not a measure that was calculated for the consolidated entity prior to the Merger. Management believes it is appropriate to present the historical Distributable Cash Flow excluding the results of MarkWest Hydrocarbon, Inc. prior to the Merger because the calculation was based on a partnership agreement that related solely to MarkWest Energy Partners., LP.

(2)

Maintenance capital includes capital expenditures made to maintain our operating capacity and asset base. Maintenance capital does not include costs associated with new well connections. Growth capital includes expenditures made to expand the existing operating capacity, increase the efficiency of our existing assets, or facilitate an increase in volumes within our operations. The following table reconciles growth capital expenditures, equity investments, and acquisitions and maintenance capital to total capital expenditures, equity investments, and acquisitions (in thousands):

	Year ended December 31,
	2009	2008	2007

Growth capital expenditures, equity investments, and acquisitions	$479,545	$638,624	$308,708
Maintenance capital expenditures	7,483	7,161	3,602
Total capital expenditures, equity investments, and acquisitions	$487,028	$645,785	$312,310

Reconciliation of net income (loss) to Adjusted EBITDA (in thousands)

	Year ended December 31,
	2009	2008	2007

Net (loss) income	$(113,354)	$204,772	$(34,506)
Non-cash compensation expense	3,914	14,871	20,537
Non-cash derivative activity	222,763	(263,149)	150,418
Interest expense (includes derivative activity related to interest expense)	94,628	72,862	42,418
Depreciation, amortization, impairment, and other non-cash operating expense	144,410	184,382	66,166
Provision for income tax	(42,016)	68,830	(24,649)
Gain on sale of unconsolidated affiliate	(6,801)	—	—
Adjustment for cash flow from unconsolidated investments	(1,758)	6,536	—
Adjustment related to non-wholly owned subsidiaries	(22,603)	(92)	—
Adjusted EBITDA	$279,183	$289,012	$220,384

ITEM 8.01. Other Events.

On April 22, 2010, the Board of Directors of the General Partner of MarkWest Energy Partners, L.P. (the “Partnership”) declared a cash distribution of $0.64 per common unit for the first quarter of 2010, for an implied annual rate of $2.56 per common unit.  The first quarter 2010 distribution is payable May 14, 2010, to unitholders of record on May 3, 2010.  The ex-dividend date is April 29, 2010.  On April 22, 2010, the Partnership issued a press release relating to the first quarter distribution.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statements

This filing includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although MarkWest believes that the expectations reflected in the forward-looking statements are reasonable, MarkWest can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed with the SEC, including MarkWest’s Annual Report on Form 10-K for the year ended December 31, 2009.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  MarkWest does not undertake any duty to update any forward-looking statement except as required by law.

ITEM 9.01.  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 22, 2010, announcing first quarter 2010 cash distribution.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: April 23, 2010	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer